Press Release For immediate release
Invesco Mortgage Capital Inc. Reports First Quarter 2013 Financial Results

Contact: Bill Hensel, 404-479-2886

Atlanta – May 1, 2013 -- Invesco Mortgage Capital Inc. (NYSE: IVR) (the “Company”) today announced results for the quarter ended March 31, 2013.

The Company reported net income of $85.0 million, or $0.65 per common share (basic), for the quarter ended March 31, 2013 (after deducting the preferred dividend of $2.7 million) compared to $90.6 million, or $0.77 per common share (basic and diluted), for the quarter ended December 31, 2012.  The Company also reported its book value per common share as of March 31, 2013 was $20.42, compared to $20.83 per common share as of December 31, 2012.

“We are pleased to announce that we earned 65 cents per share in the first quarter.  We are also happy with our overall progress, having closed our first residential loan securitization and having issued our first exchangeable notes” said Richard King, President and CEO.  “These steps allow us to capture new mortgage market investment opportunities and to diversify and term out funding, further strengthening Invesco Mortgage Capital.”

($ in millions, except per share amounts)
	Q1 ‘13	Q4 ‘12
	(unaudited)	(unaudited)
Average Earning Assets (at amortized costs)	$19,985.0	$17,776.3
Average Borrowed Funds	17,238.0	15,822.1
Average Equity	$2,708.5	$2,482.5

Interest Income	$160.5	$145.4
Interest Expense	67.6	65.1
Net Interest Income	92.9	80.3
Other Income	6.7	23.2
Operating Expenses	11.9	10.2
Net Income	87.7	93.3
Preferred Dividend	2.7	2.7
Net Income after Preferred Dividend	$85.0	$90.6

Average Portfolio Yield	3.21%	3.27%
Average Cost of Funds	1.57%	1.65%
Debt to Equity Ratio	6.4	6.1
Return on Average Equity	12.55%	14.60%
Book Value per Common Share (Diluted)	$20.42	$20.83
Earnings per Common share (Basic)	$0.65	$0.77
Dividend per Common share	$0.65	$0.65
Dividend per Preferred share	$0.4844	$0.4844

Financial Summary

The Company’s portfolio of mortgage-backed securities (“MBS”) was $21.2 billion as of March 31, 2013, an increase of $2.7 billion from December 31, 2012.  For the quarter ended March 31, 2013, average earning assets were $20.0 billion, representing an increase of $2.2 billion from December 31, 2012.  The portfolio generated interest income of $160.5 million, which reflects an increase of $15.1 million December 31, 2012.

For the quarter ended March 31, 2013, the Company had average borrowings of approximately $17.2 billion and interest expense, including cost of hedging, of $67.6 million, compared to $15.8 billion and $65.1 million, respectively, for the fourth quarter of 2012.  Our average cost of funds was 1.57% and 1.65% for the first quarter of 2013 and the fourth quarter of 2012, respectively.

Operating expenses for the first quarter of 2013 totalled $11.9 million, compared to $10.2 million for the fourth quarter of 2012.  The ratio of operating expenses to average equity in the first quarter of 2013 increased 0.12% to 1.76%.

The Company declared a common stock dividend of $0.65 per common share for the first quarter of 2013.  The dividend was paid on April 26, 2013.

The Company declared a preferred stock dividend of $0.4844 per preferred share for the first quarter of 2013.  The dividend was paid on April 25, 2013.

About Invesco Mortgage Capital Inc.

Invesco Mortgage Capital Inc. is a real estate investment trust that focuses on financing and managing residential and commercial mortgage-backed securities and mortgage loans. Invesco Mortgage Capital Inc. is externally managed and advised by Invesco Advisers, Inc., a subsidiary of Invesco Ltd. (NYSE: IVZ), a leading independent global investment management company.

Earnings Call

Members of the investment community and the general public are invited to listen to the Company’s earnings conference call on Thursday, May 2, 2013, at 9:00 a.m. ET, by calling one of the following numbers:

US/Canada Toll Free:  888-942-8507
International: 1-415-228-4839
Passcode: Invesco

An audio replay will be available until 5:00 pm ET on May 16, 2013 by calling:

888-688-2171 (North America) or 402-998-0565 (International).

The presentation slides that will be reviewed during the call will be available on the Company’s website at www.invescomortgagecapital.com.

Cautionary Notice Regarding Forward-Looking Statements

This press release, and comments made in the associated conference call, may include statements and information that constitute “forward-looking statements” within the meaning of the U.S. securities laws.  Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, targets, expectations, anticipations, assumptions, estimates, intentions and future performance. In addition, words such as “will,” “anticipates,” “expects” and “plans,” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements.

Forward-looking statements are not guarantees and they involve risks, uncertainties and assumptions. There can be no assurance that actual results will not differ materially from our expectations. We caution investors not to rely unduly on any forward-looking statements and urge investors to carefully consider the risks identified under the captions “Risk Factors,” “Forward-Looking Statements” and “Management’s
Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K and quarterly reports on Form 10-Q, which are available on the Securities and Exchange Commission’s website at www.sec.gov.

All written or oral forward-looking statements that we make, or that are attributable to us, are expressly qualified by this cautionary notice.  We expressly disclaim any obligation to update the information in any public disclosure if any forward-looking statement later turns out to be inaccurate.

INVESCO MORTGAGE CAPITAL INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
	March 31,
$ in thousands, except per share data	2013	2012

Interest Income
Mortgage-backed securities	160,344	141,960
Residential loans	137	-
Total interest income	160,481	141,960
Interest Expense
Repurchase agreements	66,328	55,285
Exchangeable senior note	1,160	-
Asset-back securities issued	79	-
Total interest expense	67,567	55,285
Net interest income	92,914	86,675

Other income
Gain on sale of investments	6,712	6,045
Equity in earnings and fair value change in unconsolidated
ventures	1,590	1,009
Unrealized loss on interest rate swaps and swaptions	(2,003)	(509)
Realized and unrealized credit default swap income	351	657
Total other income	6,650	7,202

Expenses
Management fee – related party	10,354	8,639
General and administrative	1,543	1,130
Total expenses	11,897	9,769
Net income	87,667	84,108
Net income attributable to non-controlling interest	962	1,026
Net income attributable to Invesco Mortgage Capital Inc.	86,705	83,082
Dividends to preferred shareholders	2,713	-
Net income attributable to common shareholders	83,992	83,082

Earnings per share:
Net income attributable to common shareholders
(basic)	0.65	0.72
(diluted)	0.64	0.72
Dividends declared per common share	0.65	0.65

INVESCO MORTGAGE CAPITAL INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

$ in thousands, except per share amounts	As of
	March 31,	December 31,
ASSETS	2013	2012

	(Unaudited)

Mortgage-backed securities, at fair value	21,248,432	18,470,563
Residential loans, held-for-investment	405,541	-
Cash and cash equivalents	274,538	286,474
Investment related receivable	34,155	41,429
Investments in unconsolidated ventures, at fair value	35,456	35,301
Accrued interest receivable	72,863	62,977
Derivative assets, at fair value	8,026	6,469
Deferred securitization and financing costs	13,464	-
Other investments	10,000	10,000
Other assets	1,482	1,547
Total assets (1)	22,103,957	18,914,760

LIABILITIES AND EQUITY
Liabilities:
Repurchase agreements	17,873,256	15,720,460
Asset-backed securities issued	374,196	-
Exchangeable senior notes	400,000	-
Derivative liability, at fair value	420,439	436,440
Dividends and distributions payable	91,049	79,165
Investment related payable	305	63,715
Accrued interest payable	17,189	15,275
Accounts payable and accrued expenses	1,109	877
Due to affiliate	10,956	9,308
Total liabilities (1)	19,188,499	16,325,240

Equity:
Preferred Stock: par value $0.01 per share; 50,000,000 shares authorized, 7.75% series A cumulative redeemable, $25 liquidation preference, 5,600,000 issued and outstanding at March 31, 2013
and December 31, 2012, respectively	135,356	135,362
Common Stock: par value $0.01 per share; 450,000,000 shares
authorized, 134,477,190 and 116,195,500 shares issued and
outstanding, at March 31, 2013 and December 31, 2012, respectively	1,345	1,162
Additional paid in capital	2,697,177	2,316,290
Accumulated other comprehensive income	35,248	86,436
Retained earnings	15,430	18,848
Total shareholders’ equity	2,884,556	2,558,098
Non-controlling interest	30,902	31,422
Total equity	2,915,458	2,589,520

Total liabilities and equity	22,103,957	18,914,760

(1) Our consolidated balance sheets include assets of consolidated variable interest entity ('VIE') that can only be used to settle obligations of this VIE and liabilities of the VIE for which creditors do not have recourse to the primary beneficiary (Invesco Mortgage Capital, Inc.).  At March 31, 2013 and December 31, 2012 assets of the consolidated VIE totaled $408,291 and $0 respectively, and liabilities of consolidated VIE totaled $375,261 and $0 respectively.

Mortgage-Backed Securities

The following table summarizes certain characteristics of the Company’s mortgage-backed securities portfolio as of March 31, 2013:

							Period-
						Net	end	Quarterly
		Unamortized		Unrealized		Weighted	Weighted	Weighted
	Principal	Premium	Amortized	Gain/	Fair	Average	Average	Average
$ in thousands	Balance	(Discount)	Cost	(Loss), net	Value	Coupon (1)	Yield (2)	Yield (3)
Agency RMBS:
15 year fixed-rate	1,927,848	102,811	2,030,659	58,848	2,089,507	4.06%	2.29%	2.19%
30 year fixed-rate	11,302,383	752,598	12,054,981	116,840	12,171,821	4.00%	2.83%	2.84%
ARM	70,163	2,139	72,302	1,753	74,055	3.34%	2.02%	2.13%
Hybrid ARM	461,439	10,529	471,968	14,329	486,297	3.16%	2.23%	2.33%
Total Agency pass-through	13,761,833	868,077	14,629,910	191,770	14,821,680	3.98%	2.73%	2.72%

Agency-CMO(4)	1,395,266	(894,925)	500,341	2,738	503,079	2.86%	2.46%	1.46%
Non-Agency RMBS(5)	3,812,636	(350,396)	3,462,240	93,063	3,555,303	4.18%	4.30%	4.63%
CMBS	2,679,653	(477,301)	2,202,352	166,018	2,368,370	4.41%	4.77%	4.75%
Total	21,649,388	(854,545)	20,794,843	453,589	21,248,432	4.00%	3.20%	3.21%

(1) Net weighted average coupon as of March 31, 2013 (“WAC”) is presented net of servicing and other fees.
(2) Average yield based on amortized costs as of March 31, 2013 and incorporates future prepayment and loss assumptions.
(3) Average yield based on average amortized costs for the three months ended March 31, 2013 and incorporates future prepayment and loss assumptions.
(4) Included in the Agency-CMO are interest only securities which represent 15.1% of the balance based on fair value.
(5) The non-Agency RMBS held by the Company is 72.7% variable rate, 22.7% fixed rate, and 4.6% floating rate based on fair value.

Constant Prepayment Rates (CPR)

The CPR of our portfolio impacts the amount of premium and discount on the purchase of securities that is recognized into income. The following table shows the three month CPR for our RMBS compared to bonds with similar characteristics (“Cohorts”):

	March 31, 2013		December 31, 2012
	Company	Cohort	Company	Cohort

15 year Agency RMBS	18.5	27.5	17.4	26.5
30 year Agency RMBS	9.5	19.5	11.6	20.9
Agency Hybrid ARM RMBS	25.6	NA	28.5	NA
Non-Agency RMBS	15.5	NA	17.7	NA
Overall	12.5	NA	14.6	NA

Borrowings

The following table summarizes the Company’s borrowings by type of investment for the periods ended March 31, 2013 and December 31, 2012:

$ in thousands	March 31, 2013			December 31, 2012
			Weighted			Weighted
		Weighted	Average		Weighted	Average
		Average	Remaining		Average	Remaining
	Amount	Interest	Maturity	Amount	Interest	Maturity
	Outstanding	Rate	(days)	Outstanding	Rate	(days)
Agency RMBS	13,545,701	0.40%	15	11,713,565	0.48%	16
Non-Agency RMBS	2,520,515	1.62%	32	2,450,960	1.75%	23
CMBS	1,807,040	1.47%	20	1,555,935	1.51%	18
Exchangeable Senior Notes	400,000	5.00%	1,810	-	-%	-
Total	18,273,256	0.78%	57	15,720,460	0.78%	17

Interest Rate Hedges

The following table summarizes our hedging activity as of March 31, 2013:

$ in thousands				Fixed Interest Rate
Counterparty		Notional	Maturity Date	in Contract
The Bank of New York Mellon		100,000	5/24/2013	1.83%
The Bank of New York Mellon		200,000	6/15/2013	1.73%
SunTrust Bank		100,000	7/15/2014	2.79%
Deutsche Bank AG		200,000	1/15/2015	1.08%
Deutsche Bank AG		250,000	2/15/2015	1.14%
Credit Suisse International		100,000	2/24/2015	3.26%
Credit Suisse International		100,000	3/24/2015	2.76%
Wells Fargo Bank, N.A.		100,000	7/15/2015	2.85%
Wells Fargo Bank, N.A.		50,000	7/15/2015	2.44%
Morgan Stanley Capital Services, LLC		300,000	1/24/2016	2.12%
The Bank of New York Mellon		300,000	1/24/2016	2.13%
Morgan Stanley Capital Services, LLC		300,000	4/5/2016	2.48%
Citibank, N.A.		300,000	4/15/2016	1.67%
Credit Suisse International		500,000	4/15/2016	2.27%
The Bank of New York Mellon		500,000	4/15/2016	2.24%
JPMorgan Chase Bank, N.A.		500,000	5/15/2016	2.31%
Goldman Sachs Bank USA		500,000	5/24/2016	2.34%
Goldman Sachs Bank USA		250,000	6/15/2016	2.67%
Wells Fargo Bank, N.A.		250,000	6/15/2016	2.67%
JPMorgan Chase Bank, N.A.		500,000	6/24/2016	2.51%
Citibank, N.A.		500,000	10/15/2016	1.93%
Deutsche Bank AG		150,000	2/5/2018	2.90%
ING Capital Markets LLC	(5)	350,000	2/24/2018	0.95%
Morgan Stanley Capital Services, LLC		100,000	4/5/2018	3.10%
JPMorgan Chase Bank, N.A.		200,000	5/15/2018	2.93%
UBS AG		500,000	5/24/2018	1.10%
The Royal Bank of Scotland Plc		500,000	9/5/2018	1.04%
Wells Fargo Bank, N.A.		200,000	3/15/2021	3.14%
Citibank, N.A.		200,000	5/25/2021	2.83%
The Royal Bank of Scotland Plc	(7)	400,000	3/15/2023	2.39%
UBS AG	(6)	400,000	3/15/2023	2.51%
HSBC Bank USA, National Association		250,000	6/5/2023	1.91%
HSBC Bank USA, National Association	(1)	250,000	7/5/2023	1.97%
The Royal Bank of Scotland Plc	(2)	500,000	8/15/2023	1.98%
UBS AG	(4)	250,000	11/15/2023	2.23%
HSBC Bank USA, National Association	(3)	500,000	12/15/2023	2.20%
Total		10,650,000		2.11%

(1) Forward start date of July 2013
(2) Forward start date of August 2013
(3) Forward start date of December 2013
(4) Forward start date of November 2013
(5) Forward start date of February 2013
(6) Forward start date of March 2015
(7) Forward start date of March 2015

Average Balances

The following table shows the average balances for the three months ended March 31, 2013 and 2012:

	As of and for the Three Months ended
	March 31,
$ in thousands	2013	2012
Average Balances*:
Agency RMBS:
15 year fixed-rate, at amortized cost	2,045,062	2,461,408
30 year fixed-rate, at amortized cost	11,500,385	7,003,685
ARM, at amortized cost	97,460	177,279
Hybrid ARM, at amortized cost	527,379	1,468,048
MBS-CMO, at amortized cost	502,535	396,103
Non-Agency RMBS, at amortized cost	3,241,229	2,379,370
CMBS, at amortized cost	2,057,457	1,214,162
Residential Loans, at amortized cost	13,518	-
Average MBS and Residential Loans portfolio	19,985,025	15,100,055

Average Portfolio Yields (1):
Agency RMBS:
15 year fixed-rate	2.19%	2.71%
30 year fixed-rate	2.84%	3.52%
ARM	2.13%	2.46%
Hybrid ARM	2.33%	2.59%
MBS - CMO	1.46%	1.85%
Non-Agency RMBS	4.63%	5.75%
CMBS	4.75%	5.59%
Residential Loans	4.05%	n/a
Average MBS and Residential Loans portfolio	3.21%	3.76%

Average Borrowings*:
Agency RMBS	12,941,937	10,319,296
Non-Agency RMBS	2,524,189	1,787,893
CMBS	1,674,943	870,104
Exchangeable senior notes	84,444	-
Asset-backed securities issued	12,473	-
Total borrowed funds	17,237,986	12,977,293
Maximum borrowings during the period (2)	18,647,452	13,089,145

Average Cost of Funds (3):
Agency RMBS	0.42%	0.32%
Non-Agency RMBS	1.73%	1.81%
CMBS	1.48%	1.58%
Exchangeable senior note	5.49%	n/a
Asset-backed securities, issued	2.53%	n/a
Unhedged cost of funds	0.74%	0.61%
Hedged cost of funds	1.57%	1.70%

Average Equity (4):	2,708,474	2,082,508
Average debt/equity ratio (average during period)	6.36x	6.23x
Debt/equity ratio (as of period end)	6.40x	6.04x

* Average amounts for each period are based on weighted month end balances, all percentages are annualized.  For the three months ended March 31, 2013, the average balances are presented on an amortized cost basis.  The three months ended March 31, 2012 has been reclassified for comparative purposes.

(1) Average portfolio yield for the period was calculated by dividing interest income, including amortization of premiums and discounts, by our average of the amortized cost of the investments.  All yields are annualized.

(2) Amount represents the maximum borrowings at month-end during each of the respective periods.
(3) Average cost of funds is calculated by dividing annualized interest expense, by our average borrowings.
(4) Average equity is calculated based on a weighted balance basis.